                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              Golden Telecom, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                                           [GOLDEN TELECOM LOGO]


                              GOLDEN TELECOM, INC.
               Representative Offices of Golden TeleServices, Inc.
                       1 Kozhevnichesky Proezd, 2nd Floor
                              Moscow, Russia 115114

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 20, 2003
                                 Vienna, Austria

                                                                   April 8, 2003

Dear Stockholders:

         The 2003 annual meeting of stockholders of Golden Telecom, Inc. (the "Company" or "Golden Telecom") will be held in the Ringstrassensalon at the Imperial Hotel, Vienna, Austria on May 20, 2003 at 12:30 p.m. local time, to consider and act on the following matters:

         1. The election of nine directors for a term of one year (Item No. 1); and

         2. Ratification of the selection of the auditors of the Company for fiscal year 2003 (Item No. 2).

         Stockholders of record at the close of business on March 28, 2003 will be entitled to vote at the meeting. If you will need special assistance at the meeting because of a disability, please notify the Office of the General Counsel of the Company at the Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia 115114 or Golden Telecom, Inc., 4400 MacArthur Blvd., N.W., Suite 200, Washington, D.C., 20007 or through e-mail at annualmeeting@gti.ru. A list of stockholders entitled to vote at the meeting may be examined at the principal executive offices of the Company at the Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia 115114.


                                          By Order of the Board of Directors

                                          /s/ JEFFREY A. RIDDELL

                                          JEFFREY A. RIDDELL
                                          Senior Vice President, General Counsel
                                          and Secretary

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                TABLE OF CONTENTS


Introduction.............................................................................................3
Proxies And Voting Procedures............................................................................3
Proposals To Be Voted Upon...............................................................................4
Common Stock Ownership Of Certain Beneficial Owners And Management......................................12
Executive Officers......................................................................................14
Executive Compensation..................................................................................15
Report Of The Compensation Committee On Executive Compensation..........................................17
Employment Contracts, Termination Of Employment And Change Of Control Arrangements......................20
Certain Relationships And Related Transactions..........................................................21
Section 16(A) Beneficial Ownership Reporting Compliance.................................................23
Other Business Which May Properly Come Before The Meeting...............................................23
General Questions.......................................................................................23
Voting Procedures  (For Stockholders Of Record).........................................................24
Voting Procedures  (For Beneficial Stockholders)........................................................25
General Voting Questions................................................................................25
Annex A   Charter Of The Audit Committee...............................................................A-1

                                                           [GOLDEN TELECOM LOGO]


                              GOLDEN TELECOM, INC.
               Representative Offices of Golden TeleServices, Inc.
                       1 Kozhevnichesky Proezd, 2nd Floor
                              Moscow, Russia 115114


                                 PROXY STATEMENT
                                  April 8, 2003

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Golden Telecom, Inc. (the "Company" or "Golden Telecom") of proxies to be voted at the annual meeting of stockholders of the Company in the Ringstrassensalon at the Imperial Hotel, Vienna, Austria on May 20, 2003 beginning at 12:30 p.m. local time (the "Annual Meeting"). Enclosed with this Proxy Statement is a Notice of the Annual Meeting of Stockholders, together with a Proxy Card for your signature if you are unable to attend. Stockholders of record who execute Proxy Cards may revoke them at any time before they are voted. Any Proxy Card may be revoked by the person giving it any time before it is voted by delivering to the Corporate Secretary of the Company at the principal executive offices of the Company at the Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia 115114, on or before the business day prior to the Annual Meeting or at the Annual Meeting itself, a subsequent written notice of revocation or a subsequent Proxy Card relating to the same shares or by attending the meeting and voting in person. The approximate date on which this Proxy Statement and the accompanying Proxy Card will be sent to the Company's stockholders is April 10, 2003.

PROXIES AND VOTING PROCEDURES

Shares of the Company's common stock, par value $0.01 per share ("Common Stock"), represented by properly executed Proxy Cards received prior to or at the meeting, unless such Proxy Cards have been revoked, will be voted in accordance with the instructions indicated on the Proxy Card.

Stockholders of record (the "Stockholders") on March 28, 2003 (the "Record Date") are entitled to vote at the Annual Meeting. On March 28, 2003, the Company had outstanding approximately 27,144,947 shares of Common Stock, with each share representing one vote.

If you return your signed Proxy Card to the Company before the Annual Meeting, Golden Telecom will vote your shares as you direct. You can specify on your Proxy Card whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from each of the proposals. The proposals will be presented at the Annual Meeting by management.

IF YOU RETURN THE PROXY CARD TO US AND DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW; AND "FOR" EACH OF THE PROPOSALS.

The affirmative vote of the holders of a plurality of the votes cast by stockholders will elect candidates for director (Item No. 1 on your Proxy Card). The affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to ratify the Board of Directors' appointment of Ernst & Young (CIS) Limited as the Company's independent public accountants for 2003 (Item No. 2 on your Proxy Card). The required quorum is a majority of the outstanding shares of voting stock of Golden Telecom. Golden Telecom intends to count abstentions both for purposes of determining presence or absence of a quorum and in the total number of shares represented and voting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against
Item 2.

The nominees for director receiving the highest number of affirmative votes will be elected. Unless authority to vote is withheld or another contrary instruction is indicated, properly executed Proxy Cards received by Golden Telecom prior to or at the Annual Meeting will be voted FOR the election of the nominees listed on the following pages. Should any of the nominees be unavailable to serve at the time the election occurs, the proxyholders named in the Proxy Card will vote for substitute nominees at their discretion.

Broker non-votes occur when nominees have voted on some of the matters to be acted on at a meeting, but fail to vote on certain other matters because they are not permitted to vote on such matters in the absence of instructions from the beneficial owners of shares. Broker non-votes, if any, with respect to a proposal will not be counted for purposes of determining the presence or absence of a quorum, and will not be counted as shares represented and voting with respect to that proposal. A broker non-vote will have no effect on the outcome of the election of directors.

                               ******************

PROPOSALS TO BE VOTED UPON

--------------------------------------------------------------------------------
              ITEM NO. 1 ON YOUR PROXY CARD: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS

         The size of the Company's Board of Directors is set at nine directors. At the Annual Meeting, nine directors will be elected. Each director will serve a one year term and will serve until the next annual meeting of stockholders or until the director is succeeded by another qualified director who has been elected or until their earlier resignations. Each of the nominees is now a member of the Board of Directors of the Company and each of the nominees has indicated that he is willing and able to serve as a director if elected and has consented to being named as a nominee in this Proxy Statement. The following section sets forth the name and principal business occupation or employment of each of these nominee directors.

Stan M. Abbeloos           Since 1996, Mr. Abbeloos has held various positions
Age 50                     in Golden Telecom companies. Since Golden Telecom's
                           initial public offering in 1999, Mr. Abbeloos has acted as the Company's Chief Operating Officer. From
                           1991 through July 1996, Mr. Abbeloos worked for
                           Alcatel as General Director of LenBell, a joint venture between Alcatel and Krasnaya Zaria, which produces and sells Alcatel's switching and transmission equipment in Russia.

                           Mr. Abbeloos was originally elected to the Board of Directors for a one-year term in June 2001 and was re-elected to a one-year term in May 2002. He resigned from the Board in November 2002 to allow for the appointment of a director nominee appointed by OAO Rostelecom in accordance with the terms of a shareholders agreement described herein. Mr. Abbeloos was re-elected to the Board in December 2002 as a nominee of Alfa Telecom Limited in accordance with the terms of the same shareholders agreement.

Vladimir Androsik          Mr. Androsik has extensive experience in Russian
Age 27                     telecommunications and finance. He served as the
                           Deputy Finance Director of Peterstar, Inc. from 1997 to 2001, and since then has served as a member of the Management Committee and as Deputy Director
                           General-Finance Director of OAO Rostelecom.

                           Mr. Androsik was elected to the Company's Board of Directors in November 2002.

Petr Aven                  Since October 1994, Mr. Aven has served as President
Age 48                     of Alfa Bank. As President, his major
                           responsibilities include strategic planning as well as business and government relations in Russia and in the other countries where the bank operates. Mr. Aven also currently serves as the Chairman of the Board of STS Television. Prior to his employment with Alfa
                           Bank, Mr. Aven acted as a financial consultant specializing in financial instruments of the Russian
                           Federation in a consultancy that he established. From
                           November 1991 until his resignation in December 1992, Mr. Aven served as the Minister of Foreign Economic
                           Relations of the Russian Federation. Prior to his appointment as Minister, Mr. Aven was employed as a principal researcher at the International Institute for Applied System Analysis (IIASA) in Laxenburg,
                           Austria where his major projects included the methodology of socio-economic comparisons, comparative economics, and economic reforms in centrally planned economies. Prior to this period, from 1981 to 1989, Mr. Aven served as a research scholar at the Institute for Systems Studies of the USSR Academy of Sciences where he advised the administration of Mikhail Gorbachev. Among his other activities, Mr. Aven has acted as a guest professor and lecturer at numerous universities, including Yale
                           University, Bar-Elan University (Israel), and the
                           University of Glasgow and has published two books on econometrics and on economic reform and numerous articles in Russian and international journals, including "Communist Economies and Economic
                           Transformation", "Economic Policy." Yale University
                           Press and the Kiel Institute of World Economics, and other scientific and academic institutes have published Mr. Aven's monographs.

                           Mr. Aven was originally elected to the Company's Board of Directors in May 2001 and was re-elected to one-year terms in June 2001 and in May 2002. Mr. Aven serves as the Chairman of the Board since his election to the Board in May 2001 and as Chairman of the Board's Nominating and Corporate Governance Committee since the formation of that Committee in July 2002.

Michael Calvey             Mr. Calvey is Co-Managing Partner of Baring Vostok
Age 36                     Capital Partners and a Senior Partner of Baring
                           Private Equity Partners Limited. Mr. Calvey has been working in Moscow on the First NIS Regional Fund since its inception in 1994 as the co-head of the investment team. In
                           December 2000, he led the creation of the Baring
                           Vostok Private Equity Fund, the first significant new direct investment fund raised in Russia after the 1998 crisis. He is the Chairman of the investment committee for both the NIS Fund and the Baring Vostok
                           Fund, and has been directly or indirectly involved in most of the investments of both funds since inception. Prior to his involvement with the First
                           NIS Regional Funds, Mr. Calvey worked at the European
                           Bank for Reconstruction and Development ("EBRD"), where he was responsible for several of EBRD's investments in the oil and gas sector in Russia.
                           Prior to his engagement with EBRD, he worked at Salomon Brothers Inc in New York on a variety of corporate finance and mergers and acquisitions assignments.

                           Mr. Calvey was originally elected to the Company's Board of Directors in May 2001 and was re-elected to one-year terms in June 2001 and in May 2002. Mr. Calvey has served on the Audit Committee of the Board of Directors since June 2001 and on the Executive Committee since May 2002. Mr. Calvey has also served as a member of the Board's Nominating and Corporate Governance Committee since July 2002.

Ashley Dunster             Mr. Dunster is Vice President of Capital Research
Age 40                     International, Inc., a subsidiary of The Capital
                           Group Companies, Inc. Mr. Dunster is responsible for private equity investments in Eastern Europe and Africa. Prior to joining Capital International
                           Research in 1997, Mr. Dunster spent four years at the European Bank for Reconstruction and Development where he was a principal banker in the Early Stage
                           Equity Team, with private equity responsibilities covering Russia, Kazakhstan, Hungary and Slovenia.

                           Mr. Dunster was first elected to the Company's Board of Directors in January 2000 and was re-elected to one-year terms in June 2001 and May 2002. Mr. Dunster has served as a member of the Board's Audit Committee and as Chair of the Compensation Committee since being elected director. Mr. Dunster has also served as a member of the Board's Nominating and Corporate Governance Committee since July 2002.

David Herman               Mr. Herman has served in senior executive positions
Age 57                     throughout the world, including the Commonwealth of
                           Independent States. He recently retired as Vice
                           President of General Motors, Russia and Commonwealth of Independent States after 29 years with the company. Mr. Herman was instrumental in the establishment of a $340 million car plant by General
                           Motors, Avtovaz and the European Bank for
                           Reconstruction and Development. Prior to his appointment with General Motors in the Commonwealth of Independent States, Mr. Herman served as Chairman of Adam Opel A.G., prior to which he served as President of SAAB Automobile.

                           Mr. Herman was elected to the Board in November 2002. Mr. Herman has served as the Chair of the Board's Audit Committee and member of the Board's Compensation Committee since December 2002.

Andrey Kosogov             Mr. Kosogov is the First Deputy Chairman of the
Age 42                     Executive Board of Alfa Bank in Moscow since July
                           1998. In that position he oversees the investment activities of Alfa Bank, including the Equity Sales and Trading Division, Fixed Income Division,
                           Corporate Finance Division, Financial Operations
                           Division, Asset Management Division and Merchant
                           Banking Division. Prior to his appointment as First
                           Deputy Chairman at the Bank, Mr. Kosogov acted as the Chairman of the Board of Directors of Alfa Capital, a Moscow-based fund management company established in 1992.

                           Mr. Kosogov was originally elected to the Company's Board of Directors in May 2001 and was re-elected to one-year terms in June 2001 and in May 2002. Mr. Kosogov has also served as Chairman on the Company's Executive Committee since February 2003.

Michael North              Michael North has over 10 years of mergers and
Age 48                     acquisition, corporate restructuring, capital market
                           transactions and privatization experience in Central and Eastern Europe and the telecommunications industry. Mr. North was Senior Vice President and
                           Head of the Central and Eastern Europe
                           Telecommunications Group at Commerzbank Securities and acted as Project Director in a number of mergers and acquisition transactions in Russia. Mr. North currently serves as the Managing Director of eurokapital Verwaltungs GmbH.

                           Mr. North was elected to the Board of Directors in November 2002.

Alexander Vinogradov       Prior to joining the Company as President and Chief
Age 48                     Executive Officer, Mr. Vinogradov worked at LLC EDN
                           Sovintel as General Director starting from November
                           1995. Prior to his appointment as General Director, Mr. Vinogradov worked at LLC EDN Sovintel as
                           Commercial Director, Head of Marketing and Sales
                           Department and Head of Marketing and Development
                           Department. Mr. Vinogradov began his career at the Main Center for Management of Long-Distance
                           Communications of the USSR.

                           Mr. Vinogradov was elected to Golden Telecom's Board of Directors and became President and Chief Executive Officer of Golden Telecom in November 2001. Mr. Vinogradov has served on the Executive Committee of the Board of Directors since his election as a Director.

         In November 2002, Mr. Izzet Guney and Mr. David Stewart resigned from the Board. Mr. Stan Abbeloos resigned from the Board of Directors in November 2002 and was re-elected to the Board in December 2002. Mr. Tigran Agadzhanov resigned from the Board of Directors in December 2002.

         In accordance with the terms and conditions of a shareholders agreement ("May 2001 Shareholders Agreement") entered by the Company, Global TeleSystems Europe Holdings B.V. (as assignee of Global TeleSystems, Inc.), Alfa Telecom Limited (as assignee of Alfa Bank Holdings Limited), Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV, in May 2001, Alfa Telecom Limited designated three persons to be elected to the Board and the Board duly elected Mr. Petr Aven, Mr. Andrey Kosogov, and Mr, Tigran Agadzhanov as directors of the Company. Mr. Aven, Mr. Kosogov and Mr. Agadzhanov were re-elected in June 2001 and May 2002 for one-year terms. Mr. Agadzhanov resigned in December 2002 and Mr. Abbeloos was designated by

Alfa Telecom Limited and duly elected to the Board in December 2002. In accordance with the May 2001 Shareholders Agreement, Mr. Michael Calvey, Managing Partner of Baring Vostok Capital Partners, was designated by Cavendish Nominees Limited and First NIS Regional Fund SICAV was duly elected to the Board. Mr. Calvey was re-elected in June 2001 and May 2002 for one-year terms. In accordance with the May 2001 Shareholders Agreement, Mr. Ashley Dunster was designated by Capital International Global Emerging Markets Private Equity Fund, L.P. and duly elected to the Board. Mr. Dunster was re-elected in June 2001 and May 2002 for one-year terms, as of the date hereof.

         In accordance with the terms and conditions of a shareholders agreement (the "September 2002 Shareholders Agreement") entered into by the Company, Alfa Telecom Limited, OAO Rostelecom, Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV, in September 2002, the parties to the Shareholders Agreement agreed that three directors to the Board would be designated by Alfa Telecom Limited, one director would be designated by Capital International Global Emerging Markets Private Equity Fund, L.P., one director would be nominated by Cavendish Nominees Limited and First NIS Regional Fund SICAV, two directors would be nominated by OAO Rostelecom and two directors would be designated by the Board of Directors. The September 2002 Shareholders Agreement supercedes the May 2001 Shareholders Agreement. In accordance with the September 2002 Shareholders Agreement, one of the directors designated by OAO Rostelecom shall be independent and financially literate. Mr. Vladimir Androsik and Mr. Michael North were designated by OAO Rostelecom and were duly elected by the Board. The Board has determined that Mr. North is an independent director as such term is defined by NASDAQ and United States Securities and Exchange Commission ("SEC") rules.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES (ITEM NO. 1 ON YOUR PROXY CARD)

COMPENSATION OF DIRECTORS

         Each non-employee member of Golden Telecom's Board of Directors is entitled to receive an annual retainer fee of $15,000. In addition, each non-employee member of the Board of Directors is entitled to receive a fee of $1,000 for each Board meeting attended in person and a fee of $500 for each Board meeting attended by telephone. Non-employee members are entitled to receive a fee of $750 for each Board committee meeting attended in person, a fee of $500 for each Board committee meeting attended by telephone and a fee of $500 for each Unanimous Written Consent in Lieu of Meeting adopted by the Board. However, Board committee fees are not paid if the meeting is held on the same day as a Board meeting. In accordance with the Golden Telecom 1999 Equity Participation Plan, non-employee directors are also entitled to receive 10,000 stock options upon their initial appointment and 2,500 stock options for each subsequent year of service.

         Each of the Directors waived his right to receive stock options in 2002. Mr. Dunster also waived his rights to all forms of Director compensation in 2002, which is in line with the policy of his employer, Capital International Research, Inc.

         All directors who are also Golden Telecom employees have waived their rights to all forms of director compensation for 2002, including rights to stock options, which is in line with Company policy.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

BOARD OF DIRECTORS. The Board of Directors met eight times and acted through unanimous written consents eight times during the year ended December 31, 2002. An Independent Committee of the Board of Directors met once during fiscal year ended December 31, 2002. During 2002, each of the then-incumbent directors attended, in person or by telephone, 75 percent or more of the meetings of the Board of Directors and 75 percent or more of the meeting of the committees on which each director served.

         The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board of Directors established the Nominating and Corporate Governance Committee in July 2002.

EXECUTIVE COMMITTEE. During the fiscal year ended December 31, 2002, the Executive Committee of the Board of Directors met twice. A principal responsibility of the Executive Committee is to have and exercise all the powers of the Board of Directors when the Board is not in session, so far as such may be delegated in accordance with law, except that the Committee may not take any final action to: amend the Certificate of Incorporation or Bylaws; elect directors to fill vacancies or newly created directorships on the Board of Directors; fix the compensation of directors for services in any capacity; fill vacancies on the Committee or change its membership; declare dividends (unless authorized by resolution of the Board of Directors); exchange, consolidate, sell, lease, pledge or exchange all or substantially all of the Company's property and assets; recommend to the stockholders a plan of dissolution of the Company or a revocation of a dissolution; or adopt an agreement of merger or consolidation for the Company. The Executive Committee also assumes an advisory role for the senior management of the Company. In this capacity, the Executive Committee shall (i) provide counsel in regard to significant matters affecting the Company, its operations and financial performance; (ii) provide advice on proposed corporate structure, financings and financial strategy; (iii) review and offer comment upon the strategic direction of the Company; and (iv) undertake such other actions as may be requested by the Board of Directors.

         The current members of the Executive Committee are Mr. Kosogov (Chair), Mr. Calvey and Mr. Vinogradov.

AUDIT COMMITTEE. During the fiscal year ended December 31, 2002, the Audit Committee of the Board of Directors held nine meetings and acted through unanimous written consent in lieu of meeting two times. The Audit Committee has a written charter, a copy of which is attached to this Proxy Statement as Annex
A. The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing (i) proposed financial plans; (ii) the financial information provided to shareholders and others; (iii) systems of internal controls that management and the Board of Directors have established; and (iv) the audit process, including both internal and external audits. The Audit Committee interacts with the independent auditor to ensure the independent auditor's ultimate accountability to the Board and the Audit Committee, as representatives of the shareholders. The Audit Committee exercises, as appropriate, the authority and responsibility of the Board to select, evaluate, and where appropriate, replace the independent auditor or to nominate an independent auditor for shareholder ratification in any proxy statement. A Report from the Audit Committee is contained herein in the section following Item No. 2 on Your Proxy Card, Ratification of Appointment of Auditors.

         The current members of the Audit Committee are Mr. Herman (Chair), Mr. Calvey and Mr. Dunster.

INDEPENDENCE OF THE AUDIT COMMITTEE. The National Association of Securities Dealers, as a condition for quotation on the Nasdaq, requires the Company to comply with the Nasdaq's Marketplace Rules. One such rule requires the Company to certify that it has and will continue to have an audit committee comprised of at least three members, each of whom is independent, as defined by the Marketplace Rules. The Company believes that it complies with this requirement.

COMPENSATION COMMITTEE. During the fiscal year ended December 31, 2002, the Compensation Committee of the Board of Directors held three meetings and acted through unanimous written consent in lieu of meeting two times. The primary purpose of the Compensation Committee is to ensure that the compensation practices and policies of the Company are consistent with and serve the best interests of the Company's shareholders. To this end, the Committee develops and approves the compensation arrangements of the officers of the Company, makes recommendations to the Board of Directors regarding option or restricted stock grants under the Company's 1999 Equity Participation Plan, approves the compensation of, and makes recommendations to the full Board of Directors regarding certain benefits provided to, and compensation plans applicable to the Chief Executive Officer and those individuals whose cash compensation might reasonably be expected to be among the top four most highly paid individuals. In addition, the Committee acts as the Stock Option Administrator as defined in and pursuant to the Company's 1999 Equity Participation Plan with regard to stock option grants. A Report from the Compensation Committee is contained herein after the discussion of executive compensation.

         The current members of the Compensation Committee are Mr. Dunster (Chair) and Mr. Herman.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Board of Directors established the Nominating and Corporate Governance Committee in July 2002. During the fiscal year ended December 31, 2002, the Nominating and Corporate Governance Committee of the Board of Directors held one meeting and acted by unanimous written consent in lieu of meeting on one occasion. The primary purposes of the Nominating and Corporate Governance Committee are to insure that the Board is appropriately constituted to meet its fiduciary obligations to the Company's shareholders and to the Company and to insure that the corporate governance practices of the Company are appropriate and effective in enabling the Board to fulfill its responsibilities independent of management and with a view to the best interests of the Company and its shareholders generally. To accomplish these purposes, the Committee develops and implements policies and processes regarding corporate governance matters, assesses Board membership needs and assists the Board in identifying, recruiting and nominating candidates for directorships. The Committee will consider written recommendations from shareholders regarding potential nominees for election as directors to the Board upon written request by a shareholder addressed to any member of the Board.

         The current members of the Nominating and Corporate Governance Committee are Mr. Aven (Chair), Mr. Calvey and Mr. Dunster.

--------------------------------------------------------------------------------
     ITEM NO. 2 ON YOUR PROXY CARD: RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

         The Audit Committee of the Board of Directors has selected Ernst & Young (CIS) Limited ("Ernst & Young"), independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003 and recommends that the stockholders ratify such election.

         The submission of the appointment of Ernst & Young is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Ernst & Young shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

         A representative of Ernst & Young is expected to be present at the Annual Meeting. If present, the representative will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF AUDITORS (ITEM NO. 2 ON YOUR PROXY CARD)

                               ******************

REPORT OF THE AUDIT COMMITTEE

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling the Board's responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices and processes of the Company. The Audit Committee selects the Company's independent auditors who report directly to the Audit Committee. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with United States generally accepted accounting principles, communicating its judgments as to the quality, not just the acceptability, of the Company's accounting principles and reporting such other matters as required to be discussed with the Audit Committee under generally accepted auditing standards. In this context the Audit Committee has met and held discussions with management and the Company's independent auditors.

         Management, which has primary responsibility for the financial statements and reporting process, has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors their independence and considered the compatibility of non-audit services with the auditors' independence. An outline of the fees billed by Ernst & Young for the fiscal year ended December 31, 2002 is contained below. Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit

Committee, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Mr. David Herman (Chair)
Mr. Michael Calvey
Mr. Ashley Dunster

AUDIT FEES. Ernst & Young's fees for the fiscal year ended December 31, 2002 for professional services rendered in connection with the audit of the Company's annual financial statements, statutory audits of certain subsidiaries and reviews of quarterly financial statements on Forms 10-Q were $469,000.

AUDIT RELATED FEES. Ernst & Young's fees for the fiscal year ended December 31, 2002 for other professional services related to acquisitions, accounting consultations and internal control reviews during the fiscal year were $65,000.

TAX FEES. Ernst & Young fees for the fiscal year ended December 31, 2002 for tax consulting and tax compliance services were $290,000.

ALL OTHER FEES. Ernst & Young had no other fees for the fiscal year ended December 31, 2002 other than those listed under the above three categories.

                               *******************

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Common Stock and rights to acquire Common Stock by stockholders that own five percent or more of the Common Stock, by each of the Company's directors and executive officers, and all the Company's directors and executive officers as a group. For the purposes of this table, a person or a group of persons is deemed to have "beneficial ownership" of any shares as of a date when such person or group has the right to acquire or vote such shares within 60 days after such date, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Percentages of shares owned are based on the 27,126,470 shares of Common Stock issued and outstanding at March 20, 2003. These shareholding numbers are based in part on the public filings of several of the shareholders listed below.

                                                                   NUMBERS OF SHARES         PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                               BENEFICIALLY OWNED    BENEFICIALLY OWNED
------------------------------------                               ------------------    ------------------
Alfa Telecom Limited (1)                                             10,731,707 (2)            39.56%
  PO Box 3339 Geneva Place
  333 Waterford Drive
  Road Town, Tortola
  British Virgin Islands

OAO Rostelecom                                                        4,024,067                14.83
  1st Tverskaya-Yamskaya 14
  Moscow, Russia
  125047

European Bank of Reconstruction and Development                        3,003,564                11.07
  One Exchange Square
  London EC2A 2JN

Capital International Global Emerging Markets Private Equity           2,166,405                 7.99
Fund L.P.
  c/o Capital International, Inc.
  11100 Santa Monica Boulevard Suite 1500
  Los Angeles, California 90025

First NIS Regional Fund SICAV (3)(4)(5)                                  723,906                 2.67
  c/o Bank of Bermuda (Luxemburg ) S.A.
  13 rue Goethe
  B.P. 413
  L-2014 Luxemburg

Cavendish Nominees Limited (3)(4)(5)                                   1,845,769                 6.81
  c/o International Private Equity Services
  13-15 Victoria Road, P.O. Box 431
  St. Peter Port
  Guernsey, Channel Islands, GY1 3ZD

Stan Abbeloos (6)                                                        341,200                   --

Tigran Agadzhanov                                                             --                   --

Vladimir Androsik                                                             --                   --

Petr Aven                                                                     --                   --

Michael Calvey (5)                                                            --                   --

Ashley Dunster                                                                --                   --

Izzet Guney                                                                   --                   --

David Herman                                                                  --                   --

Andrey Kosogov                                                                --                   --

Jeffrey Riddell (6)                                                      321,715                   --

David Stewart (6)                                                        134,960                   --

Alexander Vinogradov (7)                                                 151,318                   --

All Directors and Executive Officers as a Group (12 persons)(6)          949,193                   --


1. Based on information provided in Amendment No. 5 to Schedule 13D filed with the Securities and Exchange Commission on November 6, 2002, we understand that Alfa Telecom Limited is a wholly-owned subsidiary of Alfa Finance Holdings S.A. ("Alfa Finance"). As a result of an agreement among the majority shareholders of Alfa Finance, CTF Holdings Limited has the right to take certain actions with respect to such majority shareholders' interest in Alfa Finance. CTF Holdings Limited is a wholly-owned subsidiary of Crown Finance Foundation. As a result of these relationships, each of Alfa Finance, CTF Holdings Limited and Crown Finance Foundation may be deemed to beneficially own the shares held for the account of Alfa Telecom Limited. In addition, Alfa Telecom Limited has granted Alfa Capital Holdings (Cyprus) Limited ("Alfa Capital Holdings") an option to purchase 1,609,756 of the shares reported herein. Alfa Capital Holdings is a wholly-owned subsidiary of ABH Financial Limited, which is a wholly-owned subsidiary of Alfa Finance.

2. This number does not include 58,940 shares held for the account of Alfa Capital Holdings based on information provided in a Form 4 filed with the Securities and Exchange Commission on March 7, 2003.

3. Shares beneficially owned by The Barings Vostok Private Equity Fund L.P. and The NIS Restructuring Facility (together, the "Barings Funds") are held in the name of Cavendish Nominees Limited, as nominee. Of the 1,845,769 shares held of record by Cavendish Nominees Limited, 1,491,485 shares are beneficially owned by The Barings Vostok Private Equity Fund L.P. and 354,284 shares are beneficially owned by The NIS Restructuring Facility.

4. First NIS Regional Fund SICAV and the Barings Funds holdings shares through Cavendish Nominees Limited may be deemed to be members of a group pursuant to Rule 13(d)(5) under the Securities Exchange Act of 1934, as amended. However, such persons disclaim group status.

5. First NIS Regional Fund SICAV and the Barings Funds holdings shares through Cavendish Nominees Limited are advised by Barings Vostok Capital Partners Limited, as investment adviser. Mr. Michael Calvey is the Managing Partner of Barings Vostok Capital Partners Limited. Mr. Calvey disclaims beneficial ownership of the shares held by First NIS Regional Fund SICAV and the Barings Funds holdings shares held by Cavendish Nominees Limited.

6. Included in these figures is the number of shares of our Common Stock which the holder has the right to acquire beneficial ownership of pursuant to the exercise on or before May 20, 2003 of options we granted, as follows: Mr. Stan Abbeloos, 321,527; Mr. Jeff Riddell, 321,527; and Mr. David Stewart, 124,999.

7. Golden Telecom has adopted the 1999 Equity Participation Plan, as amended, whereby certain employees of Golden Telecom and its affiliates are granted Golden Telecom stock options. Owing to ambiguities and inconsistencies in the legislation of the countries in which some of our employees live, the Compensation Committee of the Board of Directors of Golden Telecom decided not to issue stock options to its Russian employees, including Mr. Vinogradov. Instead, as part of its key employee incentive and retention policy, Golden Telecom established the Golden Telecom Incentive Bonus Program, whereby Golden Telecom issues stock options to a trust in numbers corresponding to the level of financial incentive Golden Telecom wishes to award its eligible employees. When eligible employees, including Mr. Vinogradov, desire and are eligible to receive the economic benefit of the options, they inform Golden Telecom and the Company, in turn, advises the trustee, who exercises an appropriate number of options for contribution to the trust. Upon request of the Company and the employee, the funds available in the trust may be disbursed to eligible employees in the form of incentive bonuses. The economic value of Mr. Vinogradov's participation in the Bonus Program is approximately equivalent to 300,000 options granted in 2001, 2,500 options granted in 2000 and 7,500 options granted in 1999.


                               ******************

EXECUTIVE OFFICERS

         Alexander Vinogradov. Mr. Vinogradov's biography may be found under "Board of Directors".

         Stan M. Abbeloos. Mr. Abbeloos' biography may be found under "Board of Directors".

         Jeffrey A. Riddell. Mr. Riddell joined Golden Telecom as Senior Vice President, General Counsel and Secretary in June 1999. Prior to that, Mr. Riddell served with Global TeleSystems, Inc. ("GTS") as Legal Director- GTS-CIS from August 1998 until June 1999, and Deputy Director of the Legal Department-GTS-CIS from July 1997 to August 1998. Prior to joining GTS, Mr. Riddell was in private practice with Salans, Hertzfeld & Heilbronn.

         David A. Stewart. Mr. Stewart was appointed as the Company's Chief Financial Officer in October 2001. Prior to becoming the Chief Financial Officer, Mr. Stewart served as the Finance Director of TeleRoss since 1996. Prior to joining TeleRoss, Mr. Stewart worked in the Audit Department of Ernst & Young offices in Australia and Russia. David Stewart graduated from Melbourne University of Commerce in 1987 and is a member of the Institute of Chartered Accountants in Australia since 1989.

                               ******************

EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or awarded to the Company's Chief Executive Officer and the four other most highly compensated executive officers in 2002 serving the operations of Golden Telecom in 2000, 2001 and 2002. Bonuses listed for the years 2000, 2001 and 2002 represent cash payments for the services rendered in the first three quarters of those years and the fourth quarter of the previous year. In addition, personal subjective bonuses for 2001 and 2002 were paid in 2002 and 2003, respectively.

         The amounts listed in the column "Restricted Stock Awards" represent the value of the restricted stock granted to the listed employee on the date of the Company's initial public offering except as otherwise indicated in the footnotes. These awards reflect an arrangement whereby the Company granted awards of restricted stock and options to acquire the Company's Common Stock to the named employees and the named employees surrendered unvested stock options previously granted to the employees by Global TeleSystems Inc., the Company's sole shareholder prior to its initial public offering in September 1999. The column entitled "Number of Securities Underlying Options" in 2000, 2001 and 2002 refers to shares of the Company's Common Stock that would be issued upon the exercise of stock options awarded to the listed employee under the Golden Telecom 1999 Equity Participation Plan.

         In accordance with the Golden Telecom 1999 Equity Participation Plan, not more than 4,320,000 shares of Common Stock (subject to antidilution and other adjustment provisions) are authorized for issuance upon exercise of options or upon vesting of restricted or deferred stock awards. As of December 31, 2002, 997,889 shares of Common Stock remained available for distribution to employees.


                                                                            LONG-TERM
                                                                          COMPENSATION
                             ANNUAL COMPENSATION                             AWARDS
                             ---------------------------------------------------------
                                                                           SECURITIES
                                                          OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR     SALARY    BONUS    COMPENSATION(1)   OPTIONS/SAR   COMPENSATION (2)
---------------------------  ----     ------    -----    ---------------   -----------   ----------------
                                         $         $            $               #                $
Alexander Vinogradov (3)     2002    247,683   147,274           --              --             --
 President and Chief         2001    180,871   104,121           --         300,000(4)          --
 Executive Officer           2000    170,000   108,877           --           2,500(4)          --

Stan M. Abbeloos             2002    220,000   163,932      158,850              --          1,050
 Senior Vice President       2001    205,000    83,371      142,850              --            439
 and Chief Operating

Officer                      2000    205,000    97,250      122,264          25,000            360

Jeffrey A. Riddell           2002    170,000   108,978      123,312              --         18,265

 Senior Vice President and   2001    170,000    92,721      154,155              --          3,084
 General Counsel             2000    155,000    74,110      131,583          25,000          4,466

David A. Stewart (5)         2002    148,333    74,423      146,145         125,000          1,050
 Senior Vice President and   2001    130,000    34,401      131,188              --            202
 Chief Financial Officer     2000    127,333    35,525      141,830          15,000            197
 and Treasurer

Kenneth M. Griffin           2002    145,000    55,258      222,920              --         18,055
 Managing Director of        2001    145,000    49,546      273,819              --          2,666
 Wholesale and               2000    133,750    39,493      184,809          15,000          1,539
 International Operations
 Business Unit


(1) Amounts disclosed represent compensation and reimbursements, provided in addition to Salary and Bonus, for contracted expatriated executives, which includes an overseas living and traveling allowance, rents for Moscow residences, tax equalization payments and dependent tuition, as applicable.

(2) Amounts disclosed represent the sum of premia paid by the Company for up to $325,000 term life insurance for each named executive officer, except Mr. Vinogradov, and contributions made by the Company under the Golden Telecom 401(k) Plan to Mr. Riddell and Mr. Griffin who participate in the Company's 401(k) Plan as they are United States citizens. The Golden Telecom 401(k) Plan was established in November 2001.

(3) Mr. Vinogradov became President and Chief Executive Officer of Golden Telecom on November 6, 2001. Prior to that Mr. Vinogradov worked as General Director of LLC EDN Sovintel. Amounts shown include compensation earned for services rendered to Golden Telecom and LLC EDN Sovintel.

(4) Golden Telecom has adopted the 1999 Equity Participation Plan, as amended, whereby certain employees of Golden Telecom and its affiliates are granted Golden Telecom stock options. Owing to ambiguities and inconsistencies in the legislation of the countries in which some of our employees live, the Compensation Committee of the Board of Directors of Golden Telecom decided not to issue stock options to its Russian employees, including Mr. Vinogradov. Instead, as part of its key employee incentive and retention policy, Golden Telecom established the Golden Telecom Incentive Bonus Program, whereby Golden Telecom issues stock options to a trust in numbers corresponding to the level of financial incentive Golden Telecom wishes to award its eligible employees. When eligible employees, including Mr. Vinogradov, desire and are eligible to receive the economic benefit of the options, they inform Golden Telecom and the Company, in turn, requests that the trustee exercise an appropriate number of options for contribution to the trust. Upon request of the Company and the employee and upon decision adopted by the Trustee, the funds available in the trust may be disbursed to eligible employees in the form of incentive bonuses. The economic value of Mr. Vinogradov's participation in the Bonus Program is approximately equivalent to 300,000 options granted in 2001, 2,500 options granted in 2000 and 7,500 options granted in 1999.

(5) Mr. Stewart became interim Chief Financial Officer on October 1, 2001 and was confirmed as Chief Financial Officer on February 6, 2002. Prior to that Mr. Stewart worked as Finance Director of TeleRoss, a subsidiary of Golden Telecom. All amounts shown include compensation earned for services rendered to Golden Telecom and TeleRoss.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table provides information on the number and value of the Company's stock options exercised by the Chief Executive Officer and the four other most highly compensated officers during 2002, the number of options under the Golden Telecom 1999 Equity Participation Plan and the Golden Telecom Incentive Bonus Program held by such persons at December 31, 2002, and the value of all unexercised options held by such persons as of that date. The closing price of the Company's stock on December 31, 2002 was $12.65 per share on the Nasdaq National Stock Market.

                                            NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                   SHARES                   UNDERLYING UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                   ACQUIRED       VALUE     AT FISCAL YEAR-END               AT FISCAL YEAR-END
                 ON EXERCISE     REALIZED   EXERCISEABLE/UNEXERCISEABLE      EXERCISEABLE/UNEXERCISEABLE
                 -----------     --------   ---------------------------      ---------------------------
                      #             $                    #                              $
Alexander
Vinogradov              0           --         117,638         192,362           75,291        124,584

Stan M.
Abbeloos                0           --         318,055           6,945          195,000           --

Jeffrey A.
Riddell                 0           --         318,055           6,945          195,000           --

David A. Stewart
                        0           --          70,833         129,167           39,000         81,250

Kenneth M.
Griffin                 0           --          85,833           4,167           48,750            --

The following table provides information on securities that were authorized for issuance under the Company's 1999 Equity Participation Plan as of December 31, 2002.

                                        (a)                         (b)                        (c)
                                                                                    NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                             NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE           FUTURE ISSUANCE UNDER
                             BE ISSUED UPON EXERCISE     EXERCISE PRICE OF          EQUITY COMPENSATION
                             OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,       PLANS (EXCLUDING SECURITIES
       PLAN CATEGORY         WARRANTS AND RIGHTS         WARRANTS AND RIGHTS        REFLECTED IN COLUMN (a))
       -------------         -------------------         -------------------        -----------------------
Equity compensation plan             2,657,073                    $12.75                     997,889
approved by security
holders

                               ******************

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW. The role of the Compensation Committee is to oversee and direct the development of executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company's businesses in order to maximize shareholder value. The Committee's specific responsibilities consist in determining the appropriate levels of compensation, including salaries, quarterly or annual incentives, long-term incentives and employee benefits, for members of the Company's senior management, including executive officers. The Committee believes that a strong link should exist between executive compensation and management's ability to maximize shareholder value. The Committee seeks to realize this goal by developing incentive compensation programs that provide competitive compensation and reflect Company performance.

COMPENSATION PHILOSOPHY. The four fundamental principles to which the Committee adheres in discharging its responsibilities are as follows. First, most quarterly, annual and long-term incentive compensation for the Company's executive officers should be at risk, with actual compensation levels correlating with the Company's performance in certain key areas determined by the Committee. Second, incentive compensation of the Company's executive officers should focus more heavily on long-term rather than short-term accomplishments and results. Third, equity-based compensation should be used to provide executive officers with clear and direct links to the shareholders' interests. Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company's ability to attract, retain, motivate and reward the talented executives who are essential to the Company's continuing success in the difficult markets in which the Company operates and the executives reside. Total compensation, rather than distinct compensation elements, is the focus of the Company's goal to provide competitive compensation opportunities.

COMPENSATION ELEMENTS. The Company's compensation program for executives and senior management consists of four principal elements, each of which is vitally important in meeting the Company's need to attract, retain, motivate and reward highly-qualified executives and senior management in the markets where the Company operates. The four principal elements are described below and include base salaries, periodic performance incentives, long-term incentives and benefits.

BASE SALARIES. Base salaries for executive officers and senior management are generally set at levels that reflect the competitive marketplace for companies that are of comparable size and complexity and that would be considered competitors of the Company in attracting and retaining qualified executives. The salaries of the executive officers are reviewed and approved by the Compensation Committee based on its assessment of each executive's experience and performance and a comparison of salaries of peers in other companies.

PERIODIC PERFORMANCE INCENTIVES. Incentive awards are made on a quarterly or annual basis to executive officers and senior management on the basis of Company and business unit performance relative to budget in such areas as revenue, net income, and EBITDA, which is a common performance measure in the telecommunications industry and means earnings before interest, tax, depreciation and amortization. The Company adopted a revised executive officer and senior management executive bonus program in 2001, whereby an additional criterion, personal performance objectives, was added and executives and senior management are eligible for an annual incentive payment based on the fulfillment of these personal objectives. The bonus program was revised in 2003 such that all bonus components will be paid annually. The Company intends to continue providing incentives in concert with other compensation elements in order to maintain a competitive total compensation program for its executive officers. The Committee reviews and approves all performance measures and goals established under the annual and long-term incentive plans.

LONG-TERM INCENTIVES. The Company relies on stock options as the principal means of providing long-term incentive compensation. Stock options have been, and will continue to be, granted to executive officers and senior management under the 1999 Equity Participation Plan. In considering the size and amount of option grants, the Committee considers, among other things, previous grants made to the executive officers, the amount of options currently available for issuance under the guidelines established in the 1999 Equity Participation Plan, and the desirability of retaining an executive officer for the vesting period of the stock option.

BENEFITS. Benefits offered to executive officers serve a different purpose than do other elements of the total compensation program. In general, they provide for retirement income and act as a safety net against problems that can arise from illness, disability or death. Benefits offered to executive officers are basically those offered to other employees of the Company.

GOLDEN TELECOM, INC. 401(k) PLAN. The Company offers a 401(k) retirement savings plan (the "401(k) Plan") to its employees. The 401(k) Plan is a defined contribution retirement benefit, the prototype of which has been submitted by the Company's 401(k) Plan administrators to the Internal Revenue Service for favorable tax treatment under Section 401 of the Internal Revenue Service Code. All employees of Golden Telecom, subject to certain regulatory qualifications, who are U.S. citizens and at least 21 years of age and have completed the minimum service requirement will be eligible to participate in the 401(k) Plan. The 401(k) Plan participants are able to defer pre-tax income by contributing to the plan up to the maximum amount permitted by law. After-tax contributions are also permitted under the 401(k) Plan. Golden Telecom matches 50% of each participant's pre-tax contribution to the 401(k) Plan, up to 5% of the participant's total compensation. In addition, Golden Telecom may, in its sole discretion and in a nondiscriminatory manner, contribute additional amounts as profit sharing to each participant's account. The amounts deposited into each participant's account will be invested among various investment options according to the instructions of the participant. Each participant's pre-tax and after-tax contributions will be immediately vested and non-forfeitable. The Company's matching contribution and profit sharing allocations to each participant's account will not vest until the participant has completed three years of service with Golden Telecom at which time the matching contribution and profit sharing allocations become 100% vested.

EVALUATION PROCEDURES. In determining matters regarding executive officer compensation (other than the Chief Executive Officer), the Committee, with the Chairman of the Board and Chief Executive Officer, reviews the performance of key executives including the executive officers, the respective areas of authority and responsibility of the various executive officers, and the contribution of each to the efforts of the Company in meeting its financial and strategic goals. The Committee has confirmed that the compensation paid in 2002 to the named executive officers is consistent with the Company's compensation philosophy and objectives.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. On November 6, 2001 Mr. Alexander Vinogradov was appointed as President and Chief Executive Officer of the Company and entered into an employment agreement with Golden TeleServices, Inc. Mr. Vinogradov's base salary is currently set at $290,000, and he is eligible for periodic bonuses throughout the year targeted, in the aggregate, to be 50% of his base salary. During 2002, Mr. Vinogradov received $240,000 as his base salary and US$102,424 in bonus payments. In evaluating Mr. Vinogradov's compensation, the Committee compared the Company's compensation practices and levels to those of other companies involved in similar businesses, including but not limited to, the companies included in the indices indicated in the Performance Graph. Based on this review, the Committee determined Mr. Vinogradov's compensation to be appropriate.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION. Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly-held company for compensation paid to each of its named executive officers in a taxable year, unless the compensation in excess of $1 million is "qualified performance-based compensation." The Committee and the Company design short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code and to be consistent with providing appropriate compensation to executives. Shareholder approval of incentive compensation plans and various provisions thereunder covering the executive officers has been sought and obtained and will be sought in the future to continue to qualify performance-based compensation for the exemption. Although it is the Company's intent to qualify compensation for the exemption from the deduction limitations, the Company's compensation practices have been, and will continue to be, designed to serve the best interests of the shareholders regardless of whether specific compensation qualifies for the exemption.

Submitted by the Compensation Committee of the Board of Directors:

Mr. Ashley Dunster (Chair)
Mr. David Herman

                               ******************

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

EMPLOYMENT AGREEMENT OF THE CHIEF EXECUTIVE OFFICER. On November 6, 2001 Mr. Vinogradov was appointed as President and Chief Executive Officer of the Company and entered into an employment agreement with Golden TeleServices, Inc., a wholly-owned subsidiary of the Company. Mr. Vinogradov continued his employment as General Director of LLC EDN Sovintel, a fully owned subsidiary of the Company, until November 12, 2002. Mr. Vinogradov's overall annual base salary is set at $290,000 and he is eligible for periodic bonuses throughout the year targeted, in the aggregate, to be 50% of his base salary. If Mr. Vinogradov is terminated without cause he is entitled to an amount equal to his salary at its then current rate for a period of 6 months and any amount to be paid to him as a cash payout of salary due for the notice period if the employer elects to make a payment in lieu of continued payment throughout the notice period, and to the cost of continuing all medical and dental plans or retirement benefits for such periods.

         Mr. Vinogradov's agreement contains provisions relating to the protection of the employer's confidential information, non-competition during the term of the agreement and for a six-month period thereafter, non-solicitation of employer employees for twelve months following termination of employment, and compliance with the Foreign Corrupt Practices Act of 1977. Mr. Vinogradov may be terminated for cause if he fails to follow an order of the Board, if he is engaged in fraud, embezzlement or any other similar illegal act in connection with his duties as an employee, upon conviction of a felony or crime involving moral turpitude which may cause substantial economic injury to the Company, or upon the wilful or grossly negligent commission of any other act which may cause substantial economic injury to the Company. In addition Golden Teleservices, Inc. may terminate Mr. Vinogradov if he suffers total disability. Mr. Vinogradov may terminate the agreement by giving Golden TeleServices, Inc. ninety days prior written notice.

EMPLOYMENT AGREEMENTS OF OTHER EXECUTIVE OFFICERS. The employment contracts of the other executive officers contain substantially the same terms, other than compensation amounts, as that of Mr. Vinogradov's agreement.

                COMPARISON OF 39 MONTH CUMULATIVE TOTAL RETURN*
   AMONG GOLDEN TELECOM, INC., THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                              [PERFORMANCE GRAPH]

                                                                    CUMULATIVE TOTAL RETURN
                                          -----------------------------------------------------------------------------------
                                            9/99      10/99      11/99      12/99       1/00       2/00       3/00       4/00
GOLDEN TELECOM, INC.                      100.00     106.57     132.85     373.72     224.82     490.51     531.39     357.66
NASDAQ STOCK MARKET (U.S. & FOREIGN)      100.00     108.16     121.75     148.67     143.85     172.07     167.33     140.83
NASDAQ TELECOMMUNICATIONS                 100.00     118.45     126.46     146.67     146.22     160.48     155.85     126.97

                                                                    CUMULATIVE TOTAL RETURN
                                          ----------------------------------------------------------------------------------
                                            5/00       6/00       7/00       8/00       9/00      10/00      11/00      12/00
GOLDEN TELECOM, INC.                      348.91     347.45     353.28     359.12     202.92     181.02     129.20      59.85
NASDAQ STOCK MARKET (U.S. & FOREIGN)      123.83     145.00     137.48     153.68     134.20     122.92      94.57      89.89
NASDAQ TELECOMMUNICATIONS                 106.19     123.03     109.48     111.30      98.21      85.77      62.39      62.52

                                                                    CUMULATIVE TOTAL RETURN
                                          -----------------------------------------------------------------------------------
                                            1/01       2/01       3/01       4/01       5/01       6/01       7/01       8/01
GOLDEN TELECOM, INC.                      128.47     105.11     115.33     107.56     109.78     163.50     148.91     117.96
NASDAQ STOCK MARKET (U.S. & FOREIGN)      100.86      78.08      66.82      76.89      76.72      78.57      73.65      65.58
NASDAQ TELECOMMUNICATIONS                  78.49      62.54      55.09      57.26      53.85      52.17      47.31      41.87

                                                                    CUMULATIVE TOTAL RETURN
                                          -----------------------------------------------------------------------------------
                                           9/01      10/01       11/01      12/01       1/02       2/02       3/02       4/02
GOLDEN TELECOM, INC.                      91.09     140.61      143.07     136.29     153.58     143.07     180.79     204.37
NASDAQ STOCK MARKET (U.S. & FOREIGN)      54.41      61.41       70.17      70.90      70.29      62.93      67.13      61.41
NASDAQ TELECOMMUNICATIONS                 38.00      37.07       40.96      41.84      35.17      30.22      29.80      23.71

                                                                    CUMULATIVE TOTAL RETURN
                                          -----------------------------------------------------------------------------------
                                            5/02       6/02       7/02       8/02       9/02      10/02      11/02      12/02
GOLDEN TELECOM, INC.                      186.28     205.55     167.01     157.66     140.73     172.73     184.29     147.74
NASDAQ STOCK MARKET (U.S. & FOREIGN)       58.76      53.31      48.45      47.96      42.78      48.56      54.03      48.82
NASDAQ TELECOMMUNICATIONS                  22.57      17.98      17.27      18.09      16.51      19.34      20.62      19.28

                   *$100 invested on 9/30/99 in stock or index-including reinvestment of dividends.
                   Fiscal year ending December 31.

                               ******************

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SHAREHOLDERS AND STANDSTILL AGREEMENTS. On September 5, 2002, subsidiaries of the Company completed the purchase of the remaining 50% ownership interest in LLC EDN Sovintel from OAO Rostelecom. As a result of the transaction, OAO Rostelecom acquired 15% of the Company's then issued and outstanding shares. Also as a result of the transaction, the Company and certain major shareholders of the Company entered into a shareholders agreement and a standstill agreement. The shareholders agreement and standstill agreement were entered into on September 5, 2002 by the Company, Alfa Telecom Limited ("Alfa"), OAO Rostelecom, Capital International Global Emerging Markets Private Equity Fund, L.P. ("Capital"), Cavendish Nominees Limited and First NIS Regional Fund SICAV. An Independent Committee of the Board of Directors authorized both agreements and granted its approval of the acquisition pursuant to Section 203(a)(1) of the Delaware General Corporate Law.

         The shareholders agreement provides that the shareholders will vote their shareholding such that three of Alfa's nominees will be elected to the Golden Telecom Board of Directors. The shareholders also agreed to vote their shares such that a candidate nominated by Capital will be elected to the Board. The agreement also provides that a single candidate nominated by both Cavendish Nominees Limited and First NIS Regional Fund SICAV (together, "Barings") will be elected to the Board. According to the agreement, two directors shall be designated by OAO

Rostelecom, one of whom shall be independent and financially literate under NASDAQ and SEC rules, and two directors shall be designated by the directors sitting on the Board at the Board meeting when the Board adopts the resolutions concerning the annual meeting of shareholders. The shareholders agreement terminates on the later of (i) May 11, 2004 and (ii) the date of the annual meeting of shareholders of the Company held in calendar year 2004.

         Generally, the standstill agreement provides that Alfa may not acquire over 49% and OAO Rostelecom may not acquire over 35% of the Company's outstanding stock on a fully diluted basis. Similar "standstill" provisions are applicable to Capital and Barings whereby neither of these entities' shareholdings may exceed 20% of the Company's outstanding stock. The standstill agreement grants the signatory shareholders pro-rata pre-emptive rights in the event of any issuance of equity by the Company, with certain limited exceptions. This agreement also sets the total number of directors of the Company at nine. The standstill agreement expires on September 5, 2004.

AGREEMENTS WITH AFFILIATES OF ALFA TELECOM LIMITED AND WITH OAO ROSTELECOM. In the past, companies affiliated with Alfa Group have provided investment banking and corporate finance services to the Company. We expect that this relationship will continue. In particular, we engaged Alfa Bank Holdings Limited, an affiliate of Alfa Telecom Limited, to provide investment-banking services to the Company in connection with the acquisition by the Company of the remaining 50% of LLC EDN Sovintel and paid investment banking fees of approximately $3.3 million to Alfa Bank Holdings, Limited in connection with this acquisition. The Company has also entered an agreement with ABH Financial Limited (formerly named Alfa Bank Holdings, Limited) to advise the Company on another potential transaction. We have also entered into commercial arrangements in the ordinary course of business with affiliates of Alfa Telecom Limited and with OAO Rostelecom. OAO Alfa Insurance provides medical insurance to employees of some of the Company's wholly owned subsidiaries. In 2002, payments to OAO Alfa Insurance for medical insurance were approximately $148,000. In the regular course of business, we enter into infrastructure, settlement and other operational contracts with OAO Rostelecom. In 2002, payments to OAO Rostelecom under such contracts were approximately $14.71 million. We believe that our arrangements with these companies have been conducted on commercially reasonable terms.

REGISTRATION RIGHTS AGREEMENTS. Golden Telecom entered into a registration rights agreement with OAO Rostelecom on September 5, 2002 when OAO Rostelecom acquired 15% of the issued and outstanding shares of Golden Telecom in connection with the Sovintel transaction. The agreement provides that on Rostelecom's written request to a maximum of two times, Golden Telecom will use its reasonable best efforts to register under the applicable federal and state securities laws the resale of any of OAO Rostelecom's shares of the Company's Common Stock. OAO Rostelecom also has the right to include its shares of the Company's Common stock in future registrations initiated by the Company on its own behalf or on behalf of other shareholders. This right is subject to certain limitations as to whether and to what extent OAO Rostelecom may request registration. The Company has agreed to pay any registration expenses. The registration rights agreement contains customary indemnification and contribution provisions between the Company and OAO Rostelecom. The Company has substantially similar registration rights agreements with its other significant shareholders, including Alfa Telecom Limited, Capital International Global Emerging Markets Private Equity Fund L.P., Digital Holdings Limited and investment funds managed by Barings Vostok Capital Partners.



                               ******************

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company's directors, executive officers, and anyone holding more than 10% of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and securities exchanges. The Company is required to disclose in this Proxy Statement whether any reporting person did not file these reports when due. Based on its review of the copies of Section 16(a) reports received by it or written representations from certain reporting persons that no reports on Form 5 were required, the Company believes that all reporting persons of the Company satisfied these filing requirements.

                               ******************

OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

         Although we know of no items of business that will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority on us with respect to any other matters that may come before the meeting to the extent permitted by applicable rules of the SEC. In this regard consistent with the provisions of Rule 14a-14(c)(1), this proxy will grant us discretionary authority to vote on any shareholder proposals presented at the meeting of which we have not received notice at least 45 days before the anniversary of the date on which we first mailed our proxy materials for last year's Annual Meeting.

                               ******************

GENERAL QUESTIONS

Q.: WHEN AND WHERE IS THE SHAREHOLDER MEETING?

A.: The 2003 Annual Meeting of stockholders of Golden Telecom will be held in the Ringstrassensalon at the Imperial Hotel, Vienna, Austria on May 20, 2003 at 12:30 p.m. local time.

Q.: WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A.: You are receiving this Proxy Statement and Proxy Card from us because you owned shares in Golden Telecom on the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also provides you information on these issues so that you can make an informed decision. The Proxy Card is used for voting.

Q.: WHO CAN VOTE?

A.: Stockholders of record at close of business on March 28, 2003 are entitled to vote at the 2003 Annual Meeting. A list of the stockholders of record entitled to vote at the Annual Meeting will be available for review by any stockholder, for any purpose relating to the meeting between 9:00 a.m. and 5:00 p.m. at the executive offices of the Company at the Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia 115114.

Q.: HOW MANY SHARES ARE ENTITLED TO VOTE?

A.: On March 28, 2003 Golden Telecom had outstanding approximately 27,144,947 shares of Common Stock, par value $0.01 per share, with each share representing one vote.

Q.: WHAT IS A QUORUM?

A.: In order to hold the meeting, there must be present in person or by Proxy Card holders of a majority of voting power of the outstanding shares of stock entitled to vote at the meeting, which is approximately 13,572,474 shares.

Q.: WHEN ARE STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING DUE?

A.: Stockholder proposals, in order to be timely submitted for inclusion in the Company's proxy materials for the 2004 annual meeting of stockholders, must be received at the Company's principal executive offices no later than December 1, 2003.

Q.: WHO PAYS THE COST OF SOLICITATION?

A.: Golden Telecom pays the cost of soliciting your proxy and reimburses brokerage firms and others for forwarding this Proxy Statement and Proxy Card to you. In addition, Mellon Investor Services has been retained by Golden Telecom to assist in soliciting proxies from brokerage firms, bank nominees and other institutional holders to assure a timely vote by the beneficial owners of stock held of record by such firms, banks and institutions. This firm will receive a fee of approximately $5,500, plus reasonable expenses, for its services. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of Golden Telecom. If you plan to attend, please advise the Corporation's Corporate Secretary by e-mail at annualmeeting@gti.ru or by written correspondence.

Q.: WHO CAN ATTEND THE ANNUAL MEETING?

A.: Only stockholders are invited to attend the meeting. To gain admittance to the meeting, you must bring proof of your ownership. If you are a stockholder of record and received this Proxy Statement and your Proxy Card by mail, no admissions ticket is needed for you to attend the Annual Meeting. If a broker or other nominee holds your shares, and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of the shares. In all cases you must also bring a form of personal identification.

Q.: HOW CAN I RECEIVE A COPY OF THE ANNUAL REPORT?

A.: The 2002 Annual Report of Golden Telecom will be mailed together with this Proxy Statement.

                               ******************

VOTING PROCEDURES (FOR STOCKHOLDERS OF RECORD)

You are a stockholder of record if you have an account directly with our transfer agent, Mellon Investor Services.

Q.: HOW DO I VOTE?

A.: You may vote by signing and mailing your Proxy Card. If you return your signed Proxy Card to Golden Telecom before the Annual Meeting, Golden Telecom will vote your shares as you direct. You can specify on your Proxy Card whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from each of the proposals. The proposals will be presented at the Annual Meeting by management.

Q.: WHAT DOES DISCRETIONARY AUTHORITY MEAN FOR STOCKHOLDERS OF RECORD?

A.: If you return your Proxy Card to the Company, but do not specify on your Proxy Card how you want to vote your shares, we will vote them "FOR" the election of all nominees for director as set forth under "Election of Directors" below, and "FOR" Item No. 2 on your Proxy Card.

Q.: HOW DO I CHANGE MY VOTE?

A.: Stockholders of record who execute proxies may revoke them at any time before they are voted. Any Proxy Card may be revoked by the person giving it any time before it is voted by delivering to the Corporate Secretary of the Company at the Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia 115114 or Golden Telecom, Inc., 4400 MacArthur Blvd., N.W., Suite 200, Washington, D.C., 20007 on or before the business day prior to the Annual Meeting or at the Annual Meeting itself, a subsequent written notice of revocation or a subsequent Proxy Card relating to the same shares or by attending the meeting and voting in person.

                               ******************

VOTING PROCEDURES (FOR BENEFICIAL STOCKHOLDERS)

You are a beneficial stockholder if a brokerage firm, bank, trustee or other agent (the "nominee") holds your stock. This form of ownership is often called ownership in "street name" since your name does not appear anywhere on our records.

Q.: HOW DO I VOTE?

A.: You must vote in the manner described by the nominee in the materials delivered by the nominee with this Proxy Statement. Detailed instructions are also included in this Proxy Statement.

Q.: HOW DO I CHANGE MY VOTE?

A.: To change your vote, follow the nominee's instructions on revoking or changing your Proxy Card.

                               ******************

GENERAL VOTING QUESTIONS

Q.: HOW MANY VOTES ARE NEEDED FOR A PROPOSAL TO PASS?

A.: The vote of the holders of a plurality of the votes cast by stockholders will elect candidates for director (Item No. 1 on your Proxy Card). The vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to ratify the Board of Directors' appointment of Ernst & Young (CIS) Limited as the Company's independent public accountants for 2003 (Item No. 2 on your Proxy
Card).

Q.: WHAT SHARES ARE REFLECTED ON MY PROXY CARD?

A.: The Proxy Card we delivered to you reflects all shares owned by you at the close of business on the record day. If you hold shares "in street name" you will receive a voting instruction card from your nominee.

Q.: IF I PLAN TO ATTEND THE MEETING SHOULD I STILL VOTE BY PROXY CARD?

A.: Yes. Casting your vote in advance does not affect your right to attend the meeting. Written ballots will be available at the Annual Meeting for stockholders of record. If you send in your Proxy Card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Beneficial owners who wish to attend the meeting and vote in person must request a proxy from the nominee and bring that proxy to the meeting.


   A COPY OF THE ANNUAL REPORT TO SHAREHOLDERS OF GOLDEN TELECOM, INC., WHICH INCLUDES FINANCIAL STATEMENTS, WILL BE MAILED TO YOU WITH THIS PROXY STATEMENT.
  YOU MAY RECEIVE AN ADDITIONAL COPY OF THE ANNUAL REPORT TO SHAREHOLDERS AT NO CHARGE UPON WRITTEN REQUEST DIRECTED TO SHAREHOLDER RELATIONS, REPRESENTATIVE
   OFFICES OF GOLDEN TELESERVICES, INC., 1 KOZHEVNICHESKY PROEZD, 2ND FLOOR, MOSCOW, RUSSIA, 115114, FAX NUMBER 7-095-797-9306 OR FROM SHAREHOLDER RELATIONS,
 GOLDEN TELECOM, INC., 4400 MACARTHUR BLVD., N.W., SUITE 200, WASHINGTON, D.C.,
       20007, FAX NUMBER 1-202-332-4877 OR E-MAIL TO ANNUALMEETING@GTI.RU
                                                     --------------------

                                     ANNEX A

                         CHARTER OF THE AUDIT COMMITTEE
                OF THE BOARD OF DIRECTORS OF GOLDEN TELECOM, INC.

                        AS AMENDED ON SEPTEMBER 10, 2002


                                Mission Statement

         The Audit Committee (the "Committee") is a committee of the Board of Directors of Golden Telecom, Inc. ("GTI" or the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing
(i) proposed financial plans; (ii) the financial information provided to shareholders and others; (iii) systems of internal controls which management and the Board of Directors have established; and (iv) the audit process, including both internal and external audits. The Audit Committee interacts directly with the independent auditor to ensure the independent auditor's ultimate accountability to the Board and the Committee, as representatives of the shareholders, and is directly responsible for the appointment, compensation and oversight of the independent auditor.

                                     Members

         The Committee will be composed of three members of the Board of Directors who shall serve at the pleasure of the Board and who will be appointed to the Committee in accordance with NASD and SEC rules and regulations. Each member shall be:

1. In the opinion of the Board of Directors and as defined by NASD and SEC rules and regulations, free from any relationship that would interfere with the exercise of independent judgment; and

2. Financially literate and capable of understanding fundamental financial statements.

         At least one member of the Committee must be a financial expert. This person should have, through education and experience as an auditor or a principal financial officer, comptroller or principal accounting officer of a company, an understanding of generally accepted accounting procedures, experience with internal accounting controls and an understanding of audit committee functions, or as otherwise determined by Nasdaq or SEC rules and regulations.

         Audit Committee members will be appointed by the Board of Directors at the recommendation of the Chairman of the Board or the Executive Committee. One of the members will be designated by the Committee as its Chairman. The Chairman will preside over the Committee meetings and report Committee actions to the Board of Directors.

                                    Meetings

         The Committee will meet on a regular basis at least four times annually and will call special meetings as circumstances require. It will meet privately with the Company's Compliance Officer, the Chief Financial Officer, and the Company's independent auditor in separate executive sessions to discuss any matters that the Committee, Compliance Officer, the Chief Financial Officer or the independent auditor believe should be discussed privately. The

Committee may ask members of management or others to attend the meetings and provide pertinent information, as necessary. A quorum for the transaction of business at meetings of the Audit Committee shall consist of at least two members of the Committee.

                                Responsibilities

The Committee shall have the following responsibilities, such list of responsibilities being indicative only and representing corporate best practices for audit committee:

1. Provide an open avenue of communication between the independent auditor and the Board of Directors.

2. Preapprove all auditing and non-auditing services provided by the auditor to the Company.

3. Choose on an annual basis the independent auditor; determine the compensation of the independent auditor; and review and approve the discharge of the independent auditor.

4. Review and concur in the appointment, replacement, reassignment or dismissal of the Chief Financial Officer.

5. Confirm and take any necessary action to assure the independence of the internal auditors and the independent auditor.

6. Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships and services that may impact the objectivity and the independence of the independent auditor.

7. Consider reports to the Committee required to be provided by the independent auditor on the Company's critical accounting policies and practices, alternative treatments of financial information permitted within generally accepted accounting principles, the ramifications of the use of such treatments and the treatment preferred by the auditor, and all other material written communications with management.

8. Ensure the receipt by the Committee from the independent auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with ISBS No.1.

9. Inquire of management, the Chief Financial Officer, the Compliance Officer, the General Counsel and the independent auditor about significant risks or exposures to the Company and assess the steps management has taken to minimize such risk to the Company.

10. Establish and maintain appropriate procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

11. Consider and approve the annual plan of the internal auditing function, and the independent auditor's proposed audit plan, including coordination with the internal audit plan.

12. Consider and concur in any special audit of systems or procedures suggested by the Compliance Officer, the Chief Financial Officer, the General Counsel or the independent auditors.

13. Review with the Chief Financial Officer and the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

14. Consider with management and the independent auditor the rationale for employing audit or compliance audit firms other than the principal independent auditor, and preapprove any employment of such firms.

15. Consider and review with the independent auditor, Chief Financial Officer and General Counsel, as appropriate:

         a. The adequacy of the Company's internal controls, including computerized information system controls and security and training programs; and

         b. Any related significant issues identified by the independent auditor and internal auditing, together with management's responses thereto.

16. Review with management and the independent auditor at the completion of the annual audit:

         a. The Company's annual financial statements and related footnotes;

         b. The independent auditor's audit of the financial statements and the report thereon;

         c. Any significant changes required in the independent auditor's audit plan and scope;

         d. Any serious difficulties or disputes with management encountered during the course of the audit; and

         e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

17.      Consider and review with management and the Chief Financial Officer:

         a. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

         b.       Any significant changes required in their audit plan.

18. Review with the Compliance Officer and General Counsel the results of the management questionnaires regarding compliance issues.

19. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs and reports received from regulators.

20. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

21. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, and retain independent counsel, accountants or others, when needed, to assist it in the course of any investigation, with funding for engaging such outside advisors to be provided by the Company.

22. Review and recommend to the Board of Directors the annual corporate budget and corporate budget and capital or other significant expenditure requests.

23. Assume such other duties and considerations as may be delegated to the Committee by the Board of Directors, or required of the Committee upon the request of the Board of Directors from time to time pursuant to a duly adopted resolution of the Board of Directors.

         In fulfilling these responsibilities, the Committee shall have full authority to investigate any aspect of the Company's affairs, at its discretion. The Committee shall have full and unrestricted access to all of the Company's records and personnel.

                                                               Please Mark   [X]
                                                              your votes as
                                                               indicated in
                                                               this example

1.  Election of Directors

        FOR all nominees             WITHHOLD
          listed below              AUTHORITY
       (except as marked     to vote for all nominees
        to the contrary)           listed below

              [ ]                       [ ]

Nominees: 01 Stan M. Abbeloos, 02 Vladimir Androsik, 03 Petr Aven, 04 Michael Calvey, 05 Ashley Dunster, 06 David Herman, 07 Andrey Kosogov, 08 Michael North and 09 Alexander Vinogradov.

For, except vote withheld from the following nominee(s):

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2.  RATIFICATION OF THE SELECTION OF ERNST & YOUNG    FOR    AGAINST    ABSTAIN
    (CIS) LIMITED AS INDEPENDENT PUBLIC               [ ]      [ ]        [ ]
    AUDITORS OF THE COMPANY

CHECK HERE IF YOU PLAN TO ATTEND THE STOCKHOLDERS                         [ ]
MEETING ON MAY 20, 2003

                Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized person. If a partnership, please sign in full partnership name by authorized person.

                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG (CIS) LIMITED AS INDEPENDENT PUBLIC AUDITORS OF THE COMPANY FOR 2003.

Signature                              Signature                   Date
         -----------------------------           ------------------     -------

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                           [Golden Telecom(TM) Logo]


                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 2003

                                  COMMON STOCK
                              GOLDEN TELECOM, INC.
              Representative Offices of Golden TeleServices, Inc.
           1 Kozhevnichesky Proezd, 2nd Floor, Moscow, 115114, Russia

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby nominates and appoints David Stewart and Jeff Riddell as proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated hereon, all shares of Common Stock of GOLDEN TELECOM, INC. (the "Company") which the undersigned is entitled to vote on all matters that come before the Annual Meeting of Stockholders to be held on May 20, 2003, and any adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR (I) THE ELECTION OF THE NOMINATED DIRECTORS AND (II) RATIFICATION OF THE SELECTION OF ERNST & YOUNG (CIS) LIMITED AS INDEPENDENT PUBLIC
AUDITORS OF THE COMPANY FOR 2003.

                (Continued and to be signed on the reverse side)

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